Exhibit 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-70259 and No. 333-38090 pertaining to the LMI Aerospace, Inc. Profit Sharing and Savings Plan and Trust, the Amended and Restated LMI Aerospace, Inc. 1998 Stock Option Plan, and the 1989 Employee Incentive Stock Option Plan of our report dated March 23, 2002, with respect to the consolidated financial statements of LMI Aerospace, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.



                                          /s/  Ernst & Young LLP


St. Louis, Missouri
March 26, 2002